INNOVATIVE MEDICAL SERVICES
                          1725 Gillespie Way
                      El Cajon, California 92020
                            (619) 596-8600

                         ____________________


                            PROXY STATEMENT

                         ____________________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     To Be Held December 19, 1998

TO THE SHAREHOLDERS OF INNOVATIVE MEDICAL SERVICES

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of INNOVATIVE MEDICAL SERVICES, an California corporation (the "Company"), will be held at the Company's offices, 1725 Gillespie Way, El Cajon, California 92020, on December 19, 1998, at 10:00 a.m., Pacific Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following Proposals:


Proposal No. 1.  ELECTION OF DIRECTORS

Proposal No. 2.  AUTHORIZATION FOR THE BOARD OF DIRECTORS TO DECLARE A
                    REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK ONLY AND AS WHEN DEEMED NECESSARY BY THE BOARD TO MAINTAIN THE LISTING OF THE COMPANY'S COMMON STOCK ON THE NASDAQ SMALLCAP MARKET AND ON OR BEFORE DECEMBER 31, 1999 ON THE BASIS OF UP TO ONE SHARE OF COMMON STOCK FOR EVERY FOUR SHARES OUTSTANDING ON THE EFFECTIVE DATE WITH EACH RESULTING FRACTIONAL SHARE ROUNDED UP TO THE NEXT WHOLE SHARE.

Proposal No. 3.  APPROVAL OF THE INNOVATIVE MEDICAL SERVICES 1998 DIRECTORS
                    AND OFFICERS STOCK OPTION PLAN


This Annual Meeting is called as provided for by California law and the Company's By-laws.

Only holders of the outstanding Common Stock of the Company of record at the close of business on November 20, 1998 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


BY ORDER OF THE BOARD OF DIRECTORS.


                                   DENNIS ATCHLEY
                                   SECRETARY


El Cajon, California
November 20, 1998

                      INNOVATIVE MEDICAL SERVICES
                          1725 Gillespie Way
                      El Cajon, California 92020
                             619 596 8600
                         ____________________

                            PROXY STATEMENT
                         ____________________

                    ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD DECEMBER 19, 1998

                          GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of INNOVATIVE MEDICAL SERVICES, a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Company's offices, 1725 Gillespie Way, El Cajon, California 92020, on the 19h day of December 1998 at 10:00 a.m. Pacific Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before November 18, 1998.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstaining proxies and broker-dealer non-votes will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended July 31, 1998, has been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                  SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's Common Stock with each common share entitled to one vote. Only shareholders of record at the close of business on November 20, 1998 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On November 20, 1998 the Company had 3,916,351 shares of its Common Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is permitted.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND OF MANAGEMENT

     The following table sets forth persons known to the Company as beneficially owning more than five percent (5%) of the outstanding shares of the Registrant.
                                                          % of Shares
                                                          -----------
Name/Address                              Shares          Outstanding
------------                              ------          -----------


Thomas Smith                              303,007            7.7%
9408 Lightwood Cove
Austin, TX 78748

The following table sets forth the directors and officers and number of shares of the Company's Common Stock beneficially owned as of November 20, 1998, by individual directors and executive officers and by all directors and executive officers of the Company as a group.

                                                          % of Shares
                                                          -----------
Name/Address          Title               Shares          Outstanding(1)
------------          -----               ------          --------------

Dennis Atchley        Secretary            22,000            0.6%
1725 Gillespie Way
El Cajon, CA 92020

Dennis Brovarone      Director             17,534            0.4%
11249 W. 103rd Dr.
Westminster, CO 80021

Gary Brownell         Trsr-CFO/Director    32,334            0.8%
1725 Gillespie Way
El Cajon, CA 92020

Patrick Galuska       Director             35,334            0.9%
8137 S. Downing St.
Littleton, CO 80122

Michael L. Krall      Pres-CEO/Chairman   618,307           15.8%
1725 Gillespie Way
El Cajon, CA 92020

Eugene Peiser         Director              9,034            0.2%
1725 Gillespie Way
El Cajon, CA 92020

Directors and Officers as a Group
 (7 individuals)                          734,543           18.8%



                              MANAGEMENT

The executive officers and directors of the Company and their ages are as follows:

Name                     Age            Position

Michael L. Krall         46             President, CEO, Chairman, Director
Gary Brownell, CPA       50             Chief Financial Officer, Director
Dennis Atchley, Esq.     46             Secretary
Eugene Peiser, PD        67             Director
Patrick Galuska          39             Director
Dennis Brovarone         42             Director

The Directors serve until their successors are elected by the shareholders. Vacancies on the Board of Directors may be filled by appointment of the majority of the continuing directors. The executive officers serve at the discretion of the Board of Directors except as subject to the employment agreement with Mr. Krall.

COMMITTEES:  MEETINGS OF THE BOARD
----------------------------------
The Company has a Compensation/Administration Committee and an Audit Committee. The Compensation/Administration Committee and the Audit Committee were formed in 1995. Messrs. Brovarone, Galuska and Peiser comprise the Compensation/Administration Committee and Messrs. Brownell, Galuska and Peiser, are the Audit Committee. The Compensation/Administration Committee recommends to the Board the compensation of executive officers and will serve as the Administrative Committee for the Company's Stock Option Plans. The Audit Committee serves as a liaison between the Board and the Company's auditor. The Compensation/Administration Committee met 2 times during the fiscal year ended July 31, 1998, and the Audit Committee met 2 times during the fiscal year ended July 31, 1998.

The Company's Board of Directors held 4 meetings during the fiscal year ended July 31, 1998, at which time all the then Directors were present or consented in writing to the action taken at such meetings. No incumbent Director attended fewer than 100% of said meetings.

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT OF 1934
----------------------------------------------------------------
To the Company's knowledge, during the fiscal year ended July 31, 1998, the Company's Directors and Officers complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Directors and Officers and their written representations that such reports accurately reflect all reportable transactions.

FAMILY RELATIONSHIPS
--------------------
There is no family relationship between any Director, executive or person nominated or chosen by the Company to become a Director or executive officer.

                        EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
The following table shows for the fiscal year ending July 31, 1998, the compensation awarded or paid by the Company to its Chief Executive Officer and any of the executive officers of the Company whose total salary and bonus exceeded $100,000 during such year (The "Named Executive Officers"):


                                  Total Annual Cash
                                  -----------------
                                    Compensation
                                    ------------
Name and Position             (Year ended            Restricted Stock or
-----------------             -----------            -------------------
                                  7/31)   ($ Amt.)     Options Granted
                                  -----   --------     ---------------

Michael L. Krall, Chairman,       1998    144,000     50,000 options (1)
 Pres./CEO                                           100,000 options (2)
                                                      90,000 options (3)
                                                     200,000 options (4)

(1) Five-year Options exercisable January 1998 at $2.50 per share adopted pursuant to the 1996 Directors and Officers Stock Option Plan. SUBSEQUENTLY SURRENDERED TO THE PLAN IN JULY 1998.
(2) Five-year Options exercisable May 1998 at $1.00 per share granted for extraordinary work regarding the EXCOA acquisition adopted pursuant to 1996 Directors and Officers Stock Option Plan.
(3) Five-year Options exercisable July 1998 at $1.00 per share as part of option grant to members of the Board of Directors adopted pursuant to 1998 Directors and Officers Stock Option Plan and subject to shareholder approval. See Proposal 3 below.
(4) Five-year Options exercisable July 1998 at $.563 per share as part of options granted to Director for extraordinary work regarding the EXCOA acquisition adopted pursuant to 1998 Directors and Officers Stock Option Plan and subject to shareholder approval. See Proposal 3 below.

No other executive officer earned more than $100,000 during the current fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
OPTION/VALUES
The following table sets forth the number and value of the unexercised options held by each of the Named Executive Officers at July 31, 1998. None of the Named Executive Officers and Directors who hold unexercised options exercised options in the fiscal year ended July 31, 1998.


Name & Position               Options Held at   Exercise   Option Value at
---------------               ---------------   --------   ---------------
                                July 31, 1998   Price ($)  July 31, 1998(1)
                                -------------   ---------  ----------------
Michael L. Krall, Chairman,       100,000           1.00         N/A
 Pres./CEO                         90,000           1.00         N/A
                                  200,000          0.563      $8,400

(1) Option value based on exercise price and the average closing price of $0.605 for the 30 days ending July 31, 1998.

EMPLOYMENT AGREEMENTS AND EXECUTIVE COMPENSATION
In April 1996, the Board of Directors approved a five-year employment agreement for Michael Krall, its President. Mr. Krall receives a salary of $144,000 per year, an amount equal to 3% of the Company's net income before taxes if any plus other benefits. In April 1996 Mr. Krall was awarded five-year options to acquire 31,250 common shares at $3.20 per share which were first exercisable in April, 1997.

COMPENSATION OF DIRECTORS
Directors are entitled to receive $300 plus reimbursement for all out-of-pocket expenses incurred for attendance at Board of Directors meetings.

OTHER ARRANGEMENTS
INCENTIVE STOCK OPTION PLAN: On April 17, 1996, the Shareholders approved the Company's 1996 Incentive Stock Option Plan (the Plan). The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the key employees of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock. The Options granted are "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, for certain key employees. The Plan is administered by an Administrative Committee whom shall serve a one-year term. Subject to anti-dilution provisions, the Plan may issue Options to acquire up to 1,000,000 shares to Key Employees. The maximum number of shares subject to Options granted to any one Key Employee shall not exceed 100,000 shares. The exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed five years from the date of Grant. The Plan may be terminated, modified or amended by the Board of directors upon the recommendation of the Administrative Committee. The issuance and exercise of options pursuant to this Plan are not expected to be taxable events for recipient until such time that the recipient elects to sell shares received pursuant to an exercise of the option whereupon the recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise. All Key Employees of the Company and its subsidiaries are eligible to participate in the Incentive Stock Options. A Key Employee is defined in the Plan as a Company employee who in the judgment of the Administrative Committee has the ability to positively affect the profitability and economic well-being of the Company. Part time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall be considered employees for purposes of participation in the Plan.

     No Executive Officer or Director of the Company has received options pursuant to this Plan.

DIRECTORS AND OFFICERS STOCK OPTION PLAN:    On April 17, 1996, the
Company's Board of Directors approved a Directors and Officers Stock Option Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Directors and Officers of the Company who are ineligible to participate in the above Incentive Stock Option Plan, the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the
Company's common stock.   The Plan is administered by the entire Board of
Directors. The Plan became effective on April 17, 1996 by the Board of Directors, was not subject to Shareholder approval and shall terminate on April 17, 2006. Subject to anti-dilution provisions, the Plan may issue Options to acquire up to 1,000,000 shares to Directors and Officers. The maximum number of shares subject to Options granted to any one Director or Officer shall not exceed 200,000 shares in any 12 month period. The exercise price for Options shall be set by the Board of Directors but shall not be for less than eighty-five (85%) of the fair market value per share on the date of grant. The period in which Options can be exercised shall be set by the Board of Directors not to exceed five years from the date of Grant. The Plan may be terminated, modified or amended by the Board of Directors.

     Please see the above table for Options granted pursuant to this Plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT
There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

TRANSACTIONS WITH MANAGEMENT
     The Company did not enter into any transactions with Management during the fiscal year ended July 31, 1998.

PROPOSAL NO. 1.     ELECTION AS DIRECTORS

The Articles presently provide for a Board of Directors of not more than nine (9) members. The number of Directors of the Company has been fixed at six (6) by the Company's Board of Directors. The Company's Board of Directors recommends the election of Directors of the six (6) nominees listed below to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the six (6) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to cumulatively vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the Board of Directors.


NOMINEES

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, the period during which he has served as such, and the class and term for which he has been nominated:
                                                                 Year
Name                Age    Position                         First Director
----                ---    --------                         -------------

Dennis Brovarone    42     Director                              1996
Gary Brownell, CPA  50     Chief Financial Officer, Director     1996
Patrick Galuska     39     Director                              1996
Michael L. Krall    46     President, CEO, Chairman, Director    1992
Eugene Peiser, PD   67     Director                              1996
Donna Singer        28     Nominee                               N/A


BUSINESS EXPERIENCE OF NOMINEES
-------------------------------

DENNIS BROVARONE    Mr. Brovarone has been practicing corporate and
securities law since 1986 and as a solo practitioner since 1990. He was elected to the Company's Board of Directors in April, 1996. Since December 1997, Mr. Brovarone has served as the President and Chairman of the Board of Directors of Ethika Corporation, a publicly held, Mississippi corporation investment holding company with its office in Westminster, Colorado. From January 1995 to March 1998 Mr. Brovarone served as President (Chairman) of the Board of Directors of The Community Involved Charter School, a four year old K-12 public school located in Lakewood, Colorado, operating under an independent charter and serving approximately 350 students in an individualized, experiential learning environment.
Prior to 1990, Mr. Brovarone served as in-house counsel to R.B. Marich, Inc., a Denver, Colorado based brokerage firm. Mr. Brovarone lives and works in Westminster, Colorado.

GARY W. BROWNELL    Mr. Brownell is a Certified Public Accountant in a
private partnership practice. He is the partner in charge of taxes and municipal audits for his firm. Mr. Brownell graduated from San Diego State University in 1973 with a Bachelor of Science degree in accounting. He received his Certified Public Accountant designation in 1983. Mr. Brownell has been a partner in Brownell and Duffy since 1985.

PATRICK GALUSKA     Mr. Galuska is a Petroleum Engineer and has been with
Meridian Oil Inc., since 1982. He is responsible for the financial viability of numerous properties located in the Rocky Mountains and has also been involved in many property acquisitions and contract negotiations. He is a Registered Professional Engineer and is a member of the Society of Petroleum Engineers. Mr. Galuska graduated from the University of Wyoming in 1982 with a Bachelor of Science degree in Petroleum Engineering. He received his Masters in Business Administration, specializing in Finance from the University of Denver in 1992. Mr. Galuska resides in Denver, Colorado with his wife.

MICHAEL L. KRALL    Mr. Krall is the President, CEO and Chairman of the
Board of Directors of Innovative Medical Services, a position he has held since 1993. He is responsible for the strategic planning, product development, and day-to-day operations of IMS. Previously, Mr. Krall was the President and CEO of Bettis-Krall Construction, Inc. a successful building-development company of custom homes and commercial property in San Diego County, California. He has also held numerous positions in general management in the hospitality industry. Mr. Krall attended Pepperdine University (economics, statistics mechanical engineering). He previously served 4 years in the United States Marine Corps and was elected, by general election, to a 4 year term on the Valle de Oro Planning Board. Mr. Krall lives in El Cajon, California with his wife, Connie and two children.

EUGENE S. PEISER, DOCTOR OF PHARMACY    Dr. Peiser has been an independent
consultant to FDA regulated industries since 1974 and a Member of the Board of Innovative Medical Services since 1994. He graduated from the University of Tennessee College of Pharmacy with a Bachelor of Science in Pharmacy in 1951 and has received his Doctorate of Pharmacy. Dr. Peiser's consultancy advises on a wide variety of subjects, including compliance with the Prescription Drug Marketing Act and other government compliance matters, employee training and drug repackaging. Dr. Peiser furnishes expert witness services and has provides approved Pharmaceutical Continuing Education to several thousand attendees at his seminars. Dr. Peiser is a Founding Director of the Association of Drug Repackagers; is appointed as a Registered Arbitrator by the American Registry of Arbitrators; serves as a member of the Surgeon General's Speakers Bureau; and is President of the Southwest Chapter of the Association of Military Surgeons. Dr. Peiser lives and works in Palm Harbor, FL.

DONNA SINGER   Ms. Singer has been the Vice President of Operations of
Innovative Medical Services since 1996. As Vice President, Ms. Singer is responsible for inter-departmental operations, corporate communication and investor relations and has recently taken charge of the sales and marketing department. Previously, Ms. Singer served as the investor relations executive at Western Garnet International, a mining company in Coeur d'Alene, Idaho that trades on the Toronto Stock Exchange. Ms. Singer graduated from Gonzaga University in 1992 with a Bachelor of Arts degree in English and lives with her husband in Lakeside, California.



PROPOSAL NO. 2:     AUTHORIZATION FOR THE BOARD OF DIRECTORS TO DECLARE A
                    REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK ONLY AND
                    AS WHEN DEEMED NECESSARY BY THE BOARD TO MAINTAIN THE
                    LISTING OF THE COMPANY'S COMMON STOCK ON THE NASDAQ
                    SMALLCAP MARKET AND ON OR BEFORE DECEMBER 31, 1999 ON
                    THE BASIS OF UP TO ONE SHARE OF COMMON STOCK FOR EVERY
                    FOUR SHARES OUTSTANDING ON THE EFFECTIVE DATE WITH EACH
                    RESULTING FRACTIONAL SHARE ROUNDED UP TO THE NEXT WHOLE
                    SHARE.

     On November 5, 1998, the Board of Directors approved submitting a reverse stock split of the Company's Common Stock to the Company's shareholders if the Board subsequently determines that a reverse split would be necessary to keep the Common Stock eligible to be quoted on The Nasdaq SmallCap Market ("Nasdaq"). It is recommended that the shareholders approve giving the Board the authority to subsequently declare an up to 4-to-1 reverse stock split of the Company's Common Stock on or before December 31, 1999. Assuming that a reverse stock split would cause the trading price of the Company's Common Stock to increase in the same proportion as the amount of the split, a reverse stock split may be necessary if the quoted bid price of the Common Stock declines below $1.00 per share and remains below $1.00 per share for ninety days or longer, thereby maintaining Nasdaq eligibility of a bid price of not less than $1.00. The effective date for any subsequently declared reverse stock split will be approximately ten days following notice to Nasdaq that a reverse split has been declared. No fractional shares will be issued and no cash will be paid for fractional shares. Instead, each fractional share would be rounded up to a whole share.

     The Board of Directors does not intend to declare a reverse split at this time and does not believe that a reverse split will be necessary. However, as the Board believes that maintenance of the NASDAQ listing is critical to the Company's ability to raise capital and to maintaining shareholder liquidity, the Board believes it is in the best interest of the Company and its shareholders that the Board have the authority to act promptly to maintain the NASDAQ listing.

EFFECT OF REVERSE SPLIT ON HOLDERS OF ODD LOTS OF SHARES

     If authorized by the shareholders and subsequently declared by the Board, a reverse split may result in shareholders having an "odd lot" of less than 100 shares if their resulting total number of shares is not a multiple of 100. A securities transaction of 100 or more shares is a "round lot" transaction of shares for securities trading purposes and a transaction of less than 100 shares is an "odd lot" transaction. Round lot transaction are the standard size requirements for securities transactions and odd lot transactions may result in higher transaction costs to the odd lot seller.



PROPOSAL NO. 3.     APPROVAL OF THE INNOVATIVE MEDICAL SERVICES 1998
                    DIRECTORS AND OFFICERS STOCK OPTION PLAN

     On November 5, 1998, the Company's Board of Directors approved submitting the Innovative Medical Services 1998 Officers Directors Stock Option Plan to the shareholders for approval. The Board of Directors recommends approval of the Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Directors and Officers of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock.

     The Options granted are not "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The issuance of such non-qualified options pursuant to this Plan is not expected to be a taxable event for recipient until such time that the recipient elects to exercise the option whereupon the recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise.

     The Plan is administered by an Administrative Committee whom shall serve a one year term. The Administrative Committee is composed of the Board's Compensation/Administration Committee. Subject to anti-dilution provisions, the Plan may issue Options to acquire up to 5,000,000 shares to Directors and Officers. The Company will not receive any consideration for the grant of options under the Plan and approximate market value of the shares to be reserved for the plan is $3,662,500 based upon the average thirty day closing price for the Company's common stock for the period ending October 31, 1998. The exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. Fair market value shall mean the average of the closing price for ten consecutive trading days at which the Stock is listed in the NASDAQ quotation system ending on the day prior to the date an Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed five years from the date of Grant. Options granted to new executive officers or directors shall vest one year from date of appointment or election. Shares issuable under options granted to continuing officers or directors are immediately exercisable and vest upon exercise. The maximum number of shares subject to Options granted to any on Director of Officer shall not exceed 200,000 shares in any 12-month period.

     The Executive Officers and Directors of the Company are eligible to participate in the Plan. The Administrative Committee has, subject to shareholder approval, granted the present Executive Officers and Directors an option to purchase 100,000 shares of common stock at $1.00 per share. The Administrative Committee shall grant to individuals newly appointed as Executive Officers or as Directors, an option to purchase 100,000 shares of common stock at fair market value. Upon each subsequent anniversary thereof, each such Officer and Director will receive an option to purchase 50,000 shares of common stock at fair market value. The plan also gives the Administrative Committee discretion to award additional options. The aggregate number and kind of shares within the Plan and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a reverse split in the outstanding shares of the Common Stock of the Company.

     Options granted under the Plan carry Stock Appreciation Rights (SARs). Pursuant to the SARs, the Optionee can use the difference between the price of the common stock over the exercise price of the common stock to exercise the option for a reduced number of shares at the appreciated price. For example, if the market price of the common stock is at $2.00 per share at the time of exercise, the holder of an option to acquire 100,000 shares at $1.00 may use the $100,000 increase in value to acquire 50,000 shares at $2.00 per share in lieu of the exercise of the entire option. SAR's are an advantage to the Optionee who does not have to tender cash to exercise the option and an advantage to the Company because fewer new shares are issued at the then market price while resulting in less dilution to other shareholders.

     The Board may at any time terminate the plan. The approval of the majority of shareholders is required to increase the total number of shares subject to the plan, change the manner of determining the option price or to withdraw the administration of the plan from the Administrative Committee.

1998 DIRECTORS AND OFFICERS PLAN BENEFITS

                                               Dollar      Options
Name                  Position                 Value(1)   Granted(2)

Dennis Atchley        Secretary                 $0.00       100,000
Dennis Brovarone      Director                  $0.00       100,000
Gary Brownell         CFO, Director             $0.00       100,000
Patrick Galuska       Director                  $0.00       100,000
Michael L. Krall      Pres., CEO, Director      $0.00       100,000
Eugene Peiser         Director                  $0.00       100,000
Donna Singer          Nominee Director          $0.00       100,000
Executive Group       (5 individuals)           $0.00       500,000
Non-Exec. Dir. Grp    (2 individuals)           $0.00       200,000

(1) Based upon exercise price of $1.00 and the average closing price of $0.7325 for the thirty days ending October 31, 1998.

(2) Granted subject to shareholder approval on July 15, 1998




                    REQUEST FOR COPY OF FORM 10KSB

Shareholders may request a copy of the Form 10KSB by writing to the Company's offices, 1725 Gillespie Way, El Cajon, California 92020.


                DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder to be presented at the Company's next Annual Meeting of Shareholders, including nominations for election as directors must be received at the offices of the Company, 1725 Gillespie Way, El Cajon, California 92020, no later than July 31, 1999.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF INNOVATIVE MEDICAL SERVICES

The undersigned appoints Michael L. Krall (and Donna Singer, if Mr. Krall is unable to serve), as the undersigned's lawful attorney and proxy, with full power of substitution and appointment, to act for and in the stead of the undersigned to attend and vote all of the undersigned's shares of the Common Stock of INNOVATIVE MEDICAL SERVICES, an California corporation, at the Annual Meeting of Shareholders to be held at the offices of the Company, 1725 Gillespie Way, El Cajon, California, at 10:00 am. Pacific Standard Time, on December 19, 1998, and any and all adjournments thereof, for the following purposes:

A SHAREHOLDER MAY USE CUMULATIVE VOTING FOR THE NOMINEES OF THAT PROPOSAL BY VOTING THE NUMBER OF THE SHARES HELD TIMES THE NUMBER OF DIRECTORS BEING ELECTED ON A SINGLE OR GROUP OF CANDIDATES. SHAREHOLDERS MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE(S) BY DRAWING A LINE THROUGH THE NOMINEE'S NAME(S). FOR EXAMPLE A SHAREHOLDER WITH 1,000 SHARES MAY CAST A TOTAL OF 6,000 VOTES (# OF SHARES X 6 DIRECTORS) FOR ALL, ONE OR A SELECT NUMBER OF CANDIDATES.]

PROPOSAL NO. 1 ELECTION TO THE BOARD OF DIRECTORS


[   ]     FOR  Management nominees listed below equally among all the nominees OR VOTED AS FOLLOWS:

     Dennis Brovarone  ________ Shares   Gary Brownell    ________ Shares
     Patrick Galuska   ________ Shares   Michael L. Krall ________ Shares
     Eugene Peiser     ________ Shares   Donna Singer     ________ Shares


[   ]     AGAINST   Management's nominees for the Board of Directors,

MANAGEMENT INTENDS TO VOTE SHARES FOR ALL OF THE SIX (6) NOMINEES NAMED ABOVE UNLESS OTHERWISE INSTRUCTED IN THIS PROXY. IF AT THE TIME OF THE MEETING, ANY OF THE NOMINEES SHOULD BE UNABLE TO SERVE, THE DISCRETIONARY AUTHORITY PROVIDED IN THE PROXY WILL BE EXERCISED TO CUMULATIVELY VOTE FOR THE REMAINING NOMINEES, OR FOR A SUBSTITUTE NOMINEE OR NOMINEES, IF ANY, AS SHALL BE DESIGNATED BY THE BOARD OF DIRECTORS.

PROPOSAL NO. 2.     AUTHORIZATION FOR THE BOARD OF DIRECTORS TO DECLARE A
                    REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK ONLY AND
                    AS WHEN DEEMED NECESSARY BY THE BOARD TO MAINTAIN THE
                    LISTING OF THE COMPANY'S COMMON STOCK ON THE NASDAQ
                    SMALLCAP MARKET AND ON OR BEFORE DECEMBER 31, 1999 ON
                    THE BASIS OF UP TO ONE SHARE OF COMMON STOCK FOR EVERY
                    FOUR SHARES OUTSTANDING ON THE EFFECTIVE DATE WITH EACH
                    RESULTING FRACTIONAL SHARE ROUNDED UP TO THE NEXT WHOLE
                    SHARE.


[   ]     FOR       AGAINST        ABSTAIN

IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTE FOR THE PROPOSAL.

PROPOSAL NO. 3.     APPROVAL OF THE INNOVATIVE MEDICAL SERVICES 1998
                    DIRECTORS AND OFFICERS STOCK OPTION PLAN


[   ]     FOR       AGAINST        ABSTAIN


IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTE FOR THE PROPOSAL.


SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS
DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF
SHAREHOLDERS TO THE UNDERSIGNED.

In the Shareholder's discretion the Proxy is authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith and the Annual Report to Shareholders previously provided.

Dated: _______________, 199___          _____________________________

                                        _____________________________

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INNOVATIVE MEDICAL SERVICES. PLEASE SIGN AND RETURN THIS PROXY TO INNOVATIVE MEDICAL SERVICES, C/O AMERICAN SECURITIES TRANSFER, INC., 938 QUAIL STREET, SUITE 101, LAKEWOOD, CO 80215-5513. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.